FILED 2007 JUN 28 PM 4:54 SECRETARY OF STATE STATE OF IDAHO

ARTICLES OF MERGER

OF

WESTERN GOLDFIELDS, INC.

WITH AND INTO

WESTERN GOLDFIELDS (USA) INC.

Pursuant to Section 30-1-1106 of the Idaho Business Corporation Act and Section 92A.200 of the Nevada Revised Statutes, Western Goldfields, Inc., an Idaho corporation ("WG"), and Western Goldfields (USA) Inc., a Nevada corporation ("WGUSA"), hereby execute the following Articles of Merger:

1. The Agreement and Plan of Merger, dated March 26, 2007 (the "Agreement"), entered into by WG and WGUSA, provides for the merger (the "Merger") of WG with and into WGUSA. WGUSA is the survivor of the Merger.

2. The Agreement was duly approved by the holders of the outstanding shares of common stock of WG.

3. The participation of WGUSA in the Merger was duly authorized as required by the Nevada Revised Statutes, which are the organic laws of WGUSA.

4. These Articles of Merger shall become effective on June 29, 2007 at 5:00 p.m., Mountain Time.

EXECUTED as of the 27th day of June, 2007.

WESTERN GOLDFIELDS, INC., an Idaho corporation	WESTERN GOLDFIELDS (USA) INC., a Nevada corporation

By: /s/ Brian Penny	By: /s/ Brian Penny
Brian Penny, Chief Financial Officer	Brian Penny, Chief Financial Officer

IDAHO SECRETARY OF STATE 06/28/2007 05:00 CK: 1195658 CT: 172039 BH: 1062905 1 @ 30.00 = 30.00 MERGER # 2 1 @ 20.00 = 20.00 EXPEDITE C # 3 C14508